UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
March 31, 2021 (March 30, 2021)
Date of report (Date of earliest event reported)
 Bausch Health Companies Inc.
(Exact name of registrant as specified in its charter)

British Columbia	,	Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)			(Commission file number)	(IRS Employer Identification No.)
2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8
(Address of Principal Executive Offices) (Zip Code)
(514) 744-6792
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01     Other Events.
On March 30, 2021, Bausch Health Companies Inc. (the “Company”) and certain of its affiliates (“Bausch Affiliates”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with an affiliate of ADQ, one of Abu Dhabi’s largest holding companies (the “Purchaser”), pursuant to which the Company and the Bausch Affiliates agreed to sell all of their equity interests in Amoun Pharmaceutical Company S.A.E., a subsidiary of the Company (“Amoun”) for total gross consideration of approximately U.S. $740 million (including the assignment to the Purchaser of an intercompany loan granted by the Company to Amoun), subject to certain adjustments (the “Transaction”). As part of the Transaction, cash generated by Amoun during the period from the locked-box date of January 1, 2021 to the closing of the Transaction will be for the benefit of the Purchaser (subject to working capital during such period), and such cash is not expected to be part of the Company’s consolidated results and will be adjusted for reporting purposes from the consideration, together with other gross to net adjustments, such as taxes and other items.
The Transaction is expected to close in the first half of 2021, subject to customary closing conditions, including receipt of applicable regulatory approvals and the approval of the Financial Regulatory Authority in Egypt of the mandatory tender offer (the “MTO”) to be launched by the Purchaser for all of the issued share capital of Amoun. The shares of Amoun held by the Company and the Bausch Affiliates will be tendered into the MTO at a per share price of EGP 37.806.
A copy of the press release issued by the Company announcing the entry into the Share Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1*	Press Release of Bausch Health Companies Inc., dated March 31, 2021
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
____________________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2021

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Christina M. Ackermann
Christina M. Ackermann
Executive Vice President, General Counsel, Head of Commercial Operations